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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11825, 33-88156, 33-51056, 33-36787, 33-25897, 33-62807,
333-35487, 333-65567, 333-80453, 333-54056, 333-54058, 333-70146) pertaining to the Amended and Restated 1984 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the Amended and Restated 1992 Stock Option Plan, the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan, the Novellus Systems, Inc. 401(k) Plan and the 2001 Stock Incentive Plan of our report dated January 20, 2002, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
March 20, 2002